EXHIBIT 10.31

               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

      THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of this 31st day of March, 1998, by and among FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation having an office at 2711 North Haskell, Suite 2100, LB 21, Dallas, Texas 75204; and ADVANCED TECHNICAL PRODUCTS, INC. ("ATP"), a Delaware corporation, ALCORE, INC. ("ALCORE"), a Delaware corporation, TECHNICAL PRODUCTS GROUP, INC. ("TECHNICAL PRODUCTS"), a Delaware corporation, MARION PROPERTIES, INC. ("MARION"), a Delaware corporation, DELAND PROPERTIES, INC. ("DELAND"), a Delaware corporation, and LINCOLN PROPERTIES, INC. ("LINCOLN"), a Delaware corporation (ATP, Alcore, Technical Products, Marion, DeLand and Lincoln being referred to individually, collectively, and joint and severally, as "BORROWER"), each Borrower having its chief executive office at 3353 Peachtree Road, Suite 920, Atlanta, Georgia 30326. Capitalized terms used in this Agreement have the meanings assigned to them in APPENDIX A, GENERAL DEFINITIONS. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                                    RECITALS:

A. Lender and Technical Products, Marion, DeLand and Lincoln (collectively, the "ORIGINAL BORROWERS") have entered into that certain Loan and Security Agreement dated December 27, 1996, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 10, 1997, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of October 31, 1997 (as amended, the "ORIGINAL LOAN AGREEMENT").

B. Lender and Borrower desire to amend, restate and modify (but not extinguish) the Original Loan Agreement and the other Original Loan Documents as hereinafter set forth to (i) add ATP and Alcore as borrowers hereunder and allow and provide for the extension of loans and advances to ATP and Alcore hereunder, and (ii) allow and provide for certain other matters as hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower covenant and agree as follows:

SECTION 1.  CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to $48,000,000 available upon Borrower's request therefor, as follows:

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      1.1   REVOLVING CREDIT LOANS.

            1.1.1 LOANS AND RESERVES. Lender agrees, during the term of this Agreement and for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Revolving Credit Borrowers from time to time, as requested by Borrower in the manner set forth in SECTION 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time MINUS the LC Amount and reserves, if any. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Revolving Credit Borrower may otherwise request under this
SECTION 1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Revolving Credit Borrowers' business; (ii) obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; (vi) all amounts of past due rent or other charges owing at such time by Borrower to any Landlord of any premises where any of the Collateral is located; and (vii) such other matters, events, conditions or contingencies as to which Lender, in its reasonable judgment, determines reserves should be established from time to time hereunder.

            1.1.2 USE OF PROCEEDS. The Revolving Credit Loans shall be used solely for the satisfaction of existing Indebtedness of Borrower to Brunswick and First Union National Bank, for the repayment of the Obligations, and for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and Applicable Law. In no event shall any proceeds of any Revolving Credit Loans be used to purchase or to carry, reduce, retire or refinance any Indebtedness incurred to purchase or carry any margin stock (within the meaning of Regulations G or U of the Federal Reserve Board).

      1.2.  TERM AND EQUIPMENT LOANS.

            1.2.1 TERM LOAN. Borrower hereby represents and warrants that, on December 27, 1996, Lender made a term loan to Original Borrowers in the principal amount of $14,000,000 ("ORIGINAL TERM LOAN"), which Original Term Loan is repayable in accordance with the terms of the Original Term Note and is secured by all of the Collateral. Borrower further represents and warrants that, as of the date of this Agreement, the unpaid principal balance of the Original Term Loan is $12,000,000, and such amount is unconditionally owed by Original Borrowers to Lender without offset, defense or counterclaim of any kind, nature or description whatsoever. Subject to the terms of this Agreement, Lender agrees to make an additional term loan to Borrower on the Closing Date in the principal amount of $6,000,000, which additional term loan shall be combined with the Original Term Loan into a single term loan of $18,000,000 ("TERM LOAN"). The Term Loan shall be repayable in accordance with the terms of the Term Note and shall be secured by all of the Collateral. The proceeds of the Term Loan shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. Borrower may not reborrow any amount repaid with respect to the Term Loan.

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            1.2.2 EQUIPMENT LOANS. Lender agrees, during the term of this
Agreement, for so long as no Default or Event of Default exists, to make Loans ("EQUIPMENT LOANS") to Borrower from time to time, to finance Borrower's purchases of Equipment for use in its business. Each Equipment Loan shall be in the aggregate principal amount of not less than $250,000, and shall not exceed 80% of the invoiced purchase price (excluding taxes, title, freight, and installation costs) of the Equipment being acquired with the proceeds of such Equipment Loan. Each Equipment Loan shall be secured by all of the Collateral and shall be evidenced by the Equipment Note, which Equipment Note shall specify the rate of interest and the repayment terms applicable to such Equipment Loan. The principal amount of Equipment Loans hereunder shall not exceed, in the aggregate, $3,000,000. Borrower may not reborrow any amount repaid with respect to any Equipment Loan.

      1.3 LETTERS OF CREDIT; LC GUARANTIES. Lender agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to (i) issue its, or cause to be issued its Affiliate's, standby Letters of Credit for the account of Revolving Credit Borrowers or (ii) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by Revolving Credit Borrowers of their reimbursement obligations with respect to standby Letters of Credit, provided that the LC Amount at any time shall not exceed $2,000,000. No Letter of Credit or LC Guarantee shall have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

      1.4 ALL LOANS TO CONSTITUTE ONE OBLIGATION. All Loans shall constitute one general joint and several obligation of Borrowers, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

      1.5   JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION.

            (A) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of all of the Obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lender hereunder and a desire of the Borrowers that each Borrower execute and deliver to Lender this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

            (B) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lender for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof;

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(ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lender on demand for and against any loss incurred by Lender as a result of any of the obligations of any one or more of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender or any Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from any one or more of the Borrowers.

            (C) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis, including, without limitation, pursuant to any applicable fraudulent conveyance or fraudulent transfer laws. Accordingly, as of the date hereof, the liability of each Borrower under this SECTION 1.5, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer or conveyance is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("DATED LIABILITIES") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("DATED ASSETS"). To this end, each Borrower under this SECTION 1.5, (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this SECTION 1.5. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this SECTION 1.5 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder. In addition to and not in limitation of the foregoing provisions of this SECTION 1.5, the Borrowers and Lender hereby agree and acknowledge that it is the intent of each Borrower and of Lender that the obligations of each Borrower hereunder be in all respects in compliance with, and not be voidable pursuant to, applicable fraudulent conveyance and fraudulent transfer laws.

      1.6 STRUCTURE OF CREDIT FACILITY. Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Lender regarding each Borrower, the corporate structure of Borrowers, and the present financial condition of each Borrower. Each Borrower hereby agrees that Lender shall have the right, in its sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (i) restrict loans and advances between Borrowers, (ii) establish separate lockbox and dominion accounts for Revolving Credit Borrowers and, upon and after the occurrence of a Default or Event of Default, for each other Borrower, (iii) separate the Term Loan into separate term loans to such of the

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Borrowers as shall be determined by Lender, and (iv) establish such other procedures as shall be reasonably deemed by Lender to be useful in tracking where Loans are made under this Agreement and the source of payments received by Lender on such Loans.

      1.7 ORIGINAL BORROWERS. Notwithstanding any other provision of the Term Note or this Agreement to the contrary, it is hereby agreed that New Borrowers are not assuming payment of the unpaid principal balance of the Obligations which was incurred by Original Borrowers prior to the Closing Date pursuant to the Original Loan Documents (the "ORIGINAL BORROWER OBLIGATIONS"). However the parties hereto agree and acknowledge that the preceding sentence shall not (A) limit any contingent liability of New Borrowers for payment of any of the Original Borrower Obligations which arises pursuant to the Guaranty Agreements to be executed on the Closing Date by New Borrowers, or (B) limit the Liens in favor of Lender granted by New Borrowers against the assets of New Borrowers as a result of New Borrowers becoming an additional named "Borrower", which Liens shall secure payment of all Obligations arising in connection with this Agreement, whether currently existing or hereafter arising. For purposes of determining on or after the date hereof which Obligations outstanding constitute Original Borrower Obligations, all payments received by Lender from Original Borrowers on account of the Obligations shall be deemed to be applied first in payment of the Original Borrower Obligations until such time as the Original Borrower Obligations shall have been reduced to zero, and thereafter to the other Obligations as hereinafter set forth.

SECTION 2.  INTEREST,  FEES  AND  CHARGES

      2.1.  INTEREST.

            2.1.1. RATES OF INTEREST. The outstanding principal amount of the Loans shall bear interest at the following rates per annum (individually called, as applicable, an "APPLICABLE ANNUAL RATE"): (i) FOR REVOLVING CREDIT LOANS, (a) each Eurodollar Loan shall bear interest at a rate per annum equal to LIBOR PLUS the Applicable Margin then in effect for the LIBOR Interest Period applicable thereto, and (b) each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate PLUS one-quarter of one percent (0.25%), and (ii) FOR THE TERM LOAN AND EACH EQUIPMENT LOAN, (a) each Eurodollar Loan shall bear interest at a rate per annum equal to LIBOR PLUS the Applicable Margin then in effect for the LIBOR Interest Period applicable thereto, and (b) each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate PLUS one-half of one percent (0.50%). Unless Borrower delivers a Borrowing Notice to Lender in accordance with SECTION 3.1.1(A) hereof irrevocably electing that all or any portion of the Loans are to bear interest at a rate based upon LIBOR, all of the Loans shall bear interest at a rate based upon the Base Rate as provided in CLAUSES (I)(B) and (II)(B) of this SECTION 2.1.1. The rate of interest applicable to Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

            2.1.2. DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall, in Lender's

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sole discretion, bear interest at a rate per annum equal to 2.00% above the
Applicable Annual Rate or other interest rate otherwise applicable thereto (the "DEFAULT RATE").

            2.1.3 MAXIMUM INTEREST. (A) Notwithstanding anything to the contrary in this Agreement or otherwise, (i) if at any time the amount of interest computed on the basis of an Applicable Annual Rate or a Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "MAXIMUM LEGAL RATE"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in such Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of an Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, an Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable in accordance with SECTION 3.2.2 hereof.

                  (B) EXCESS INTEREST. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("EXCESS INTEREST"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess Interest shall constitute the acceptance by Borrower of such Excess Interest, and (ii) Borrower shall not seek or pursue any

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other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

                  (C) INCORPORATION BY THIS REFERENCE. The provisions of SECTION 2.1.3(B) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of
SECTION 2.1.3(B) is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrowers (or other obligor) asserted by Lender thereunder, be automatically re-computed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by SECTION 2.1.3(B).

      2.2. COMPUTATION OF INTEREST AND FEES. Interest, Letter of Credit and LC Guaranty Fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) one (1) Business Day after receipt by Lender of such items in Lender's account located in Chicago, Illinois, and Lender shall be deemed to have received such item of payment on the date specified in SECTION
3.4 hereof.

      2.3. CLOSING FEE. Borrower shall pay to Lender a closing fee of $80,000, which shall be fully earned and (except to the extent otherwise required by Applicable Law) nonrefundable on the Closing Date, and shall be paid concurrently with the initial Loan hereunder.

      2.4 LETTER OF CREDIT AND LC GUARANTY FEES. Borrower shall pay to Lender for standby Letters of Credit and LC Guaranties of standby Letters of Credit, one and one-half percent (1.50%) per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

      2.5. UNUSED LINE FEE. Borrower shall pay to Lender a fee equal to one-half of one percent (0.50%) per annum of the amount by which the Average Monthly Revolving Credit Loan Balance is less than the Total Revolving Credit Facility. The unused line fee shall be payable monthly, in arrears, on the first day of each calendar month hereafter.

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      2.6. AUDIT AND APPRAISAL FEES. Borrower shall reimburse Lender for all reasonable out-of-pocket costs and expenses incurred by Lender in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate. All such out-of-pocket expenses shall be payable on demand.

      2.7. REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to any other Person; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby (other than Lender's overhead costs and expenses associated with the day to day administration of the Loans); (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this SECTION 2.7 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in SECTION 6 hereof.

      2.8. BANK CHARGES. Borrower shall pay to Lender, on demand, any and all normal and customary fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, or by Lender, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and
(ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

SECTION 3.  LOAN  ADMINISTRATION

      3.1. MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the credit facility established pursuant to SECTION 1 hereof shall be as follows:

            3.1.1.      LOAN REQUESTS.

                  (A) A request for a Eurodollar Loan shall be made, or shall be deemed to be made, if Borrower gives Lender notice of its intention to borrow in the form of EXHIBIT P hereto (a "BORROWING NOTICE"), in which notice Borrower shall specify (i) the aggregate amount of such Eurodollar Loan, (ii) the requested date of such Eurodollar Loan, (iii) the Applicable

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Annual Rate selected in accordance with SECTION 2.1.1, and (iv) the LIBOR
Interest Period applicable thereto. If Borrower selects a Eurodollar Loan, Borrower shall give Lender the Borrowing Notice no later than 11:00 a.m. Dallas, Texas time at least two (2) Business Days prior to the requested date of the Eurodollar Loan. Notwithstanding anything herein to the contrary, Lender shall have the right to refuse to accept a request for a Eurodollar Loan and to refuse to make a Eurodollar Loan if at the date such request is made or such Eurodollar Loan is to be made there exists a Default or an Event of Default.

                  (B) A request for a Base Rate Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower shall give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Dallas, Texas time on the proposed borrowing date; PROVIDED, HOWEVER, Lender shall have the right to refuse to accept such a request or make such a Loan if at such time there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, under the Term Note, the Equipment Note or any of the other Loan Documents, as principal, accrued interest, fees or other charges, shall be deemed irrevocably to be a request by Borrower from Lender for a Revolving Credit Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges and the proceeds of each such Revolving Credit Loan may be disbursed by Lender by way of direct payment of the relevant Obligation and shall bear interest at the rate of interest applicable to Revolving Credit Loans (whether or not any Default, Event of Default or Out-of-Formula Condition exists at the time of or would result from such Revolving Credit Loan). As an accommodation to Borrower, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to Lender telephonically or electronically and purporting to have been sent to Lender by any individual from time to time designated by Borrower as an authorized officer and Lender shall have no duty to verify the origin or authenticity of any such communication.

            3.1.2. DISBURSEMENT. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this SECTION 3.1.2 as follows: (i) the proceeds of each Loan requested under SECTION 3.1.1(A) or SECTION 3.1.1(B)(I) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under SECTION 3.1.1(B)(II) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

            3.1.3. AUTHORIZATION. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge Borrower's Loan Account

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hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligation during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

      3.2. PAYMENTS. All payments with respect to any of the Obligations shall be made to Lender on the date when due, in Dollars and in immediately available funds, without any offset or counterclaim. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this SECTION 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

            3.2.1. PRINCIPAL. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, other than Equipment or real Property, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to SECTION 4 hereof; PROVIDED, HOWEVER, that if an Out-of-Formula Condition shall exist at any time, Borrower shall, on demand, repay the Obligations to the extent necessary to eliminate the Out-of-Formula Condition.

            3.2.2. INTEREST. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations,
(iii) with respect to any Eurodollar Loan, the last day of the applicable LIBOR Interest Period, or (iv) termination of this Agreement pursuant to SECTION 4 hereof.

            3.2.3. COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
SECTION 2 hereof, to Lender or to any other Person designated by Lender in writing.

            3.2.4. OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

      3.3.  MANDATORY PREPAYMENTS.

            3.3.1. PROCEEDS OF SALE, LOSS, DESTRUCTION OR CONDEMNATION OF COLLATERAL. If Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment of either or both the Term Loan or the Equipment Loans, as determined by Lender (or, at Lender's option, such of the other Obligations as Lender may elect), a sum equal to the net proceeds (including insurance payments) in excess of $500,000 received by Borrower from such sale, loss, destruction or condemnation. Nothing in this SECTION 3.3.1 shall authorize Borrower to sell any of the Collateral without Lender's prior written consent except as otherwise expressly provided elsewhere in this Agreement.

      3.4. APPLICATION OF PAYMENTS AND COLLECTIONS. All items of payment received by Lender by 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by SECTION 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan or any Equipment Loan, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

      3.5. LOAN ACCOUNT. Lender shall establish an account on its books (the "LOAN ACCOUNT") and shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

      3.6. STATEMENTS OF ACCOUNT. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days after the date each accounting is deemed to have been sent pursuant to SECTION 11.9. Such notice shall only be deemed an objection to those items specifically objected to therein.

      3.7.  ADDITIONAL PROVISIONS REGARDING EURODOLLAR LOANS.

            (A) Borrower may select LIBOR with respect to all or any portion of the Loans in accordance with the provisions of SECTION 3.1.1(A) hereof and of this SECTION 3.7; PROVIDED, HOWEVER, that (i) each Eurodollar Loan shall be in a principal amount of not less than Two Million Dollars ($2,000,000) and, if greater than Two Million Dollars ($2,000,000), in integral multiples of One Million Dollars ($1,000,000), and (ii) no more than three (3) LIBOR Interest Periods in the aggregate may be in existence at any one time. Borrower shall select LIBOR Interest Periods with respect to Eurodollar Loans so that no LIBOR Interest Period expires after the end of the Original Term. An outstanding Base Rate Loan may be converted to a Eurodollar Loan at any time subject to the provisions of this
SECTION 3.7.

            (B) Each Eurodollar Loan shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto (but not including the last day of such LIBOR Interest Period) at the interest rate determined as applicable to such Eurodollar Loan, but interest on such Eurodollar Loan shall be payable as provided in the Term Note, the Equipment Note and in SECTION 3.2.2 hereof. If at the end of a LIBOR Interest Period for an outstanding Eurodollar Loan, Borrower has failed to deliver to Lender a new Borrowing Notice with respect to such Eurodollar Loan or to pay such Eurodollar Loan, then such Eurodollar Loan shall be converted to a Base Rate Loan on and after the last day of such LIBOR Interest Period and shall remain a Base Rate Loan until paid or until the effective date of a new Borrowing Notice with respect thereto.

            (C) If Lender determines that maintenance of any of its Eurodollar Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Lender shall suspend the availability of Eurodollar Loans and require any Eurodollar Loans outstanding to be repaid; or if Lender determines that (i) deposits of a type or maturity appropriate to match fund Eurodollar Loans are not available, or (ii) LIBOR does not accurately reflect the cost of making a Eurodollar Loan, then Lender shall promptly provide notice to Borrower of its decision to suspend Borrower's ability to make Eurodollar Loans and/or require Borrower to repay all Eurodollar Loans and shall suspend the availability of Eurodollar Loans after the date of any such determination.

            (D) If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by Borrower because Borrower has not satisfied the conditions precedent to such Eurodollar Loan contained in this Agreement or a Default or Event of Default has occurred and is continuing, Borrower will indemnify Lender for any loss or cost incurred by Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits required to fund or maintain the Eurodollar Loan.

            (E) Lender shall deliver a written statement as to the amount due, if any, under SECTIONS 3.7(C) or (D) hereof. Such written statement shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining LIBOR applicable to such Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement.

SECTION 4.  TERM  AND  TERMINATION

      4.1. TERM OF AGREEMENT. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect through December 31, 2000 (the "ORIGINAL TERM").

      4.2.  TERMINATION.

            4.2.1. TERMINATION BY LENDER. Upon at least sixty (60) days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

            4.2.2. TERMINATION BY BORROWER. Upon at least sixty (60) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; PROVIDED, HOWEVER, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Except as specifically provided in SECTION 4.2.3 below (with respect to prepayment of the Term Loan), Borrower may elect to terminate this Agreement in its entirety only. Except as specifically provided in SECTION 4.2.3 below (with respect to prepayment of the Term Loan), no section of this Agreement or type of Loan available hereunder may be terminated singly.

            4.2.3. TERMINATION CHARGES. On the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 2.0% of the Total Credit Facility if termination occurs at any time on or prior to March 31, 1999; and 1.0% of the Total Credit Facility if termination occurs at any time on or prior to March 31, 2000. If termination occurs on or at any time after March 31, 2000, no termination charge shall be payable. In addition, if the Term Loan and/or the Equipment Loans are prepaid in full or in part solely from the proceeds of a public offering of capital stock of ATP, no termination charge shall be payable in respect of the principal amount so prepaid.

            4.2.4. EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the

Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5.  SECURITY INTERESTS

      5.1 SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lender of all of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon all of each Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

            (i)    All Accounts;

            (ii)   All Inventory;

            (iii)  All Equipment;

            (iv)   All General Intangibles;

            (v) All investment property (as defined in SECTION 9.115 of the Code);

            (vi)   All real Property;

            (vii) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

            (viii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vii) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

            (ix) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (viii) above.

      5.2 CROSS-COLLATERALIZATION. Each Borrower agrees that the Collateral pledged by such Borrower hereunder shall secure all of the Obligations of the Borrower. Upon and after a Default or an Event of Default by any Borrower, Lender may pursue all rights and remedies that Lender may have against all or any part of the Collateral regardless of which Borrower has legal title to such Collateral. Each Borrower hereby acknowledges that this cross-collateralization of the Collateral owned by such Borrower is in consideration of Lender extending the credit hereunder and is mutually beneficial to each Borrower.

      5.3. LIEN PERFECTION; FURTHER ASSURANCES. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

      5.4. LIEN ON REALTY; COLLATERAL ASSIGNMENTS OF LEASES. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by each Mortgage upon all real Property of Borrower described therein. The Mortgage shall be executed by Borrower in favor of Lender and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the real Property covered thereby. Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender, which policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Borrower shall deliver to Lender such other documents, including all currently existing as-built survey prints of the real Property, as Lender and its counsel may request relating to the real Property subject to each Mortgage. The due and punctual payment and performance of the Obligations shall also be secured by each Collateral Assignment of Lease of the leasehold interest of Technical Products in all real Property described therein. Each Collateral Assignment of Lease shall be executed by Technical Products in favor of Lender and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the leasehold interest of Technical Products in the real Property covered thereby.

SECTION 6.  COLLATERAL ADMINISTRATION

      6.1.  General

            6.1.1. LOCATION OF COLLATERAL. All tangible items of Collateral, other than Inventory in transit, motor vehicles, and investment property held in an account with a securities intermediary shall at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in EXHIBIT B hereto and shall not, without the prior written approval of Lender, be moved therefrom, except prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business and (ii) removals in connection with dispositions of Equipment that are authorized by SECTION 6.4.2 hereof.

            6.1.2. INSURANCE OF COLLATERAL. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements, which policies shall name Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

            6.1.3. PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

      6.2.  ADMINISTRATION OF ACCOUNTS.

            6.2.1. RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the twentieth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("SCHEDULE OF ACCOUNTS"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $100,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following the day such occurrence becomes known to Borrower and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender agings and formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

            6.2.2. DISCOUNTS, ALLOWANCES, DISPUTES. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

            6.2.3. TAXES. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; PROVIDED, HOWEVER, that Lender shall not be liable for any such taxes to any governmental taxing authority that may be due by Borrower.

            6.2.4. ACCOUNT VERIFICATION. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

            6.2.5. MAINTENANCE OF DOMINION ACCOUNT. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender; provided, however, Borrower may at its option elect to terminate the Dominion Account upon providing Lender five (5) days prior written notice of its election to terminate the Dominion Account. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited.

            6.2.6. COLLECTION OF ACCOUNTS; PROCEEDS OF COLLATERAL. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower in respect of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to Borrower.

      6.3.  ADMINISTRATION OF INVENTORY.

            6.3.1. RECORDS AND REPORTS OF INVENTORY. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth day of such month. In the event Borrower conducts a physical inventory of its Inventory, Borrower shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

            6.3.2. RETURNS OF INVENTORY. Borrower shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of Borrower and such Person, (ii) no Default or Event of Default exists or would result therefrom, (iii) the return of such Inventory will not result in an Out-of-Formula Condition, (iv) if the value of all Inventory returned in any month exceeds $250,000, Borrower promptly notifies Lender thereof, and (v) any payments received by Borrower in connection with any such return is promptly turned over to Lender for application to the Obligations.

      6.4.  ADMINISTRATION OF EQUIPMENT.

            6.4.1. RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with SECTION
6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

            6.4.2. DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; PROVIDED, HOWEVER, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $500,000 or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least five (5) days' prior written notice of such disposition.

            6.4.3. CONDITION OF EQUIPMENT. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien (other than a Purchase Money Lien).

      6.5. PAYMENT OF CHARGES. All amounts chargeable to Borrower under SECTION 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7.  REPRESENTATIONS AND WARRANTIES

      7.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants and represents to Lender and covenants with Lender that:

            7.1.1. ORGANIZATION AND QUALIFICATION. Each Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT C hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

            7.1.2. CORPORATE POWER AND AUTHORITY. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower; (ii) contravene any Borrower's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower.

            7.1.3. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower, enforceable against it in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

            7.1.4. CAPITAL STRUCTURE. EXHIBIT D hereto states (i) the correct name of each of the Subsidiaries of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by such Borrower,
(ii) the name of each of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower and each Subsidiary of such Borrower and
(iv) the number of authorized, issued and treasury shares of each Borrower and each Subsidiary of such Borrower. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien, other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock. ATP is the beneficial and legal holder of all outstanding capital stock of each of Alcore, Technical Products, Marion, DeLand and Lincoln.

            7.1.5. CORPORATE NAMES. Neither any Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on EXHIBIT E hereto. Except as set forth on EXHIBIT E, neither any Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

            7.1.6. BUSINESS LOCATIONS; AGENT FOR PROCESS. Each Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on EXHIBIT B hereto. During the preceding five-year period, neither any Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on EXHIBIT B. Except as shown on EXHIBIT B, no Inventory of Borrower is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

            7.1.7. TITLE TO PROPERTIES; PRIORITY OF LIENS. Each Borrower and its Subsidiaries have good and indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of their real Property, and good title to all of the Collateral and all of their other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such

Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under SECTION 5 hereof are first priority Liens, subject only to Permitted Liens.

            7.1.8. ACCOUNTS. Lender may rely, in determining which Accounts of Revolving Credit Borrowers are Eligible Accounts, on all statements and representations made by Revolving Credit Borrowers with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (ii) It arises out of a completed, BONA FIDE sale and delivery of goods or rendition of services by a Revolving Credit Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Revolving Credit Borrower and its Account Debtor;

                  (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                  (iv) Such Account, and Lender's security interest therein, is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to a Revolving Credit Borrower and is not contingent in any respect or for any reason;

                  (v) The applicable Revolving Credit Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by such Revolving Credit Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to SECTION 6.2.1 hereof;

                  (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                  (vii) To the best of Revolving Credit Borrowers' knowledge, the Account Debtor thereunder (a) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and
      (b) such Account Debtor is Solvent; and

                  (viii) To the best of Revolving Credit Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

            7.1.9. FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated balance sheets of Borrower as of December 31, 1997, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP (excluding incentive compensation accrual), and present fairly the financial position of Borrower at such dates and the results of the operations of Borrower for such periods. Since December 31, 1997, there has been no material change in the condition, financial or otherwise, of any Borrower and no change in the aggregate value of Equipment and real Property owned by each Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of each Borrower ends on December 31 of each year.

            7.1.10. FULL DISCLOSURE. The financial statements referred to in
SECTION 7.1.9 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact or circumstances which Borrower has failed to disclose to Lender in writing and which may reasonably be expected to have a Material Adverse Effect.

            7.1.11. SOLVENT FINANCIAL CONDITION. Each Borrower and its respective Subsidiaries are now and, after giving effect to the Loans to be made to be issued hereunder, at all times will be, Solvent.

            7.1.12. SURETY OBLIGATIONS. Neither any Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            7.1.13. TAXES. ATP's federal tax identification number is 111581582. Alcore's federal tax identification number is 521762126. Technical Products' federal tax identification number is 76-0467373. DeLand's federal tax identification number is 76-0467374. Lincoln's federal tax identification number is 76-0467376. Marion's federal tax identification number is 76-0467375. The federal tax identification number of each of each Borrower's Subsidiaries is shown on EXHIBIT F hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of ATP and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

            7.1.14. BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

            7.1.15. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each Borrower and its Subsidiaries own or possess all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of their business without any conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on EXHIBIT G hereto.

            7.1.16. GOVERNMENTAL CONSENTS. Each Borrower and its Subsidiaries have, and are in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct their business as heretofore or proposed to be conducted by them and to own or lease and operate their Properties as now owned or leased by them.

            7.1.17. COMPLIANCE WITH LAWS. Each Borrower and its Subsidiaries have duly complied with, and their Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation. Each of each Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 ET seq.), as amended.

            7.1.18. RESTRICTIONS. Neither any Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on EXHIBIT H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any of its Subsidiaries, as applicable.

            7.1.19. LITIGATION. Except as set forth on EXHIBIT I hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

            7.1.20. NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. Neither any Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

            7.1.21. LEASES. EXHIBIT J hereto is a complete listing of all capitalized leases of each Borrower and its Subsidiaries on the date hereof and EXHIBIT K hereto is a complete listing of all operating leases of each Borrower and its Subsidiaries on the date hereof. Each of each Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

            7.1.22. PENSION PLANS. Except as disclosed on EXHIBIT L hereto, neither any Borrower nor any of its Subsidiaries has any Plan on the date hereof. Each Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of any Borrower or any of its Subsidiaries exists in connection with any Plan. Neither any Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

            7.1.23. TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower or any of its Subsidiaries, or with any material supplier, and there exists no condition or state of facts or circumstances which would materially affect adversely any Borrower or any of its Subsidiaries or prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

            7.1.24. LABOR RELATIONS. Except as described on EXHIBIT M hereto, neither any Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

      7.2. CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of a Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement, and except for such representations and warranties that by their nature are limited only to a specific date in time.

      7.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS

      8.1. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

            8.1.1. VISITS AND INSPECTIONS. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to (i) visit and inspect its Properties and the Properties of each of their respective Subsidiaries, and (ii) inspect, audit and make extracts from its books and records, and discuss with its officers, employees and independent accountants, its business, assets, liabilities, financial condition, business prospects and results of operations.

            8.1.2. NOTICES. Notify Lender in writing (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading; (ii) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which if determined adversely to Borrower, would have a Material Adverse Effect; (iii) at least sixty (60) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business;
(iv) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (v) promptly after Borrower's learning thereof, of any material default by any Loan Party under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $500,000; (vi) promptly after the occurrence thereof, of any Default or Event of Default; (vii) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower (other than trade receivables) in an amount exceeding $100,000; and (viii) promptly after the rendition thereof, of any judgment rendered against any Loan Party in an amount exceeding $50,000.

            8.1.3. FINANCIAL STATEMENTS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with
GAAP):

                  (i) not later than 90 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower, as of the end of such year, on a Consolidated basis (with a footnote exhibiting the consolidating information used in preparing such audited financial statements), certified by a firm of independent certified public accountants of recognized standing selected by Borrower, but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                  (ii) not later than 30 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower, as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated basis, certified by the principal financial officer of ATP as prepared in accordance with GAAP (excluding incentive compensation accrual) and fairly presenting the financial position and results of Borrower on a combined basis, for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which ATP or any other Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which ATP or any other Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (iv) promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

                  (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's and each of its Subsidiaries' financial condition or results of operations.

      Concurrently with the delivery of the financial statements described in CLAUSE (I) of this SECTION 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to ATP's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in CLAUSES (I) and (II) of this SECTION 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of EXHIBIT N hereto executed by the chief financial officer of Borrower.

            8.1.4. LANDLORD AND STORAGE AGREEMENTS. Provide Lender with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

            8.1.5. GUARANTOR FINANCIAL STATEMENTS. In addition to the financial statements of New Borrowers to be supplied pursuant to SECTION 8.1.3 hereof, deliver or cause to be delivered to Lender financial statements for each Guarantor other than New Borrowers (if any), in form and substance satisfactory to Lender, at such intervals and covering such time periods as Lender may request.

            8.1.6. PROJECTIONS. No later than 30 days prior to the end of each fiscal year of Borrower, deliver to Lender the budgeted Consolidated balance sheets, profit and loss statements, statement of changes and capitalization statements (all prepared on a consistent basis with the historical financial statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions) for the forthcoming fiscal year, month by month, of Borrower.

            8.1.7. TAXES. Pay and discharge, and cause each Subsidiary to pay and discharge, all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

            8.1.8. COMPLIANCE WITH LAWS. Comply and cause each Subsidiary to comply, with all Applicable Law, including all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and all ERISA and Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect.

            8.1.9. INSURANCE. In addition to the insurance required herein with respect to the Collateral, Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) as is customary in the business of Borrower and in such amounts as are acceptable to Lender.

            8.1.10. BACKLOG REPORTS. In addition to all other reports and information to be supplied hereunder to Lender, Borrower shall supply on a monthly basis to Lender a report to Lender detailing the backlog of Revolving Credit Borrowers in satisfying its orders, such report to be in form acceptable to Lender.

      8.2. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

            8.2.1. MERGERS; CONSOLIDATIONS; ACQUISITIONS. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person.

            8.2.2. LOANS. Make, or permit any of the Subsidiaries to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

            8.2.3. TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, except:

                  (i)   Obligations owing to Lender;

                  (ii) Subordinated Debt existing on the date of this Agreement;

                  (iii) Indebtedness   of  any   Subsidiary   of  Borrower  to
      Borrower;

                  (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 45 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being Properly Contested;

                  (v)   obligations  to pay  Rentals  permitted  by  SECTION
      8.2.13;

                  (vi)  Permitted Purchase Money Indebtedness;

                  (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (viii) Indebtedness existing on the date hereof and described on EXHIBIT Q hereto; and

                  (ix) Indebtedness not included in PARAGRAPHS (I) through
      (VIII) above which, as to Borrower, does not exceed at any time, in the aggregate, the sum of $500,000.

            8.2.4. AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

            8.2.5. LIMITATION ON LIENS. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i)   Liens at any time granted in favor of Lender;

                  (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

                  (iii) Liens arising in the ordinary course of its business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or the Indebtedness secured by such Lien is being Properly Contested and such Lien does not materially detract from the value of its Property or materially impair the use thereof in the operation of its business;

                  (iv)  Purchase  Money  Liens  securing   Permitted  Purchase
      Money Indebtedness;

                  (v) Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or another such Subsidiary;

                  (vi) Rights of the United States of America or any department, agency or instrumentality thereof pursuant to the "Government Property Clause" and "Progress Payment Clause", if any, in any contract with Revolving Credit Borrowers;

                  (vii) such other Liens as appear on EXHIBIT O hereto; and

                  (viii) such other Liens as Lender may hereafter approve in writing.

            8.2.6. SUBORDINATED DEBT. Make, or permit any of its Subsidiaries to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto.

            8.2.7. DISTRIBUTIONS. Declare or make, or permit any of its Subsidiaries to declare or make, any Distributions; PROVIDED, HOWEVER, that so long as no Default or Event of Default then exists or would arise therefrom, Technical Products may (i) pay dividends on its common stock in an amount not to exceed $80,000 during any calendar year for the purpose of permitting ATP to pay dividends on its preferred stock, and (ii) pay Cash Taxes imposed or levied upon ATP, as and when due.

            8.2.8. CAPITAL EXPENDITURES. Make Capital Expenditures (including, by way of capitalized leases) which, in the aggregate, as to Borrowers and their Subsidiaries, exceed (i) $5,600,000 during the fiscal year of the Borrowers ending December 31, 1998, (ii) $6,500,000 during the fiscal year of the Borrowers ending December 31, 1999, and (iii) $5,000,000 during the fiscal year of the Borrowers ending December 31, 2000.

            8.2.9. DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of, or permit any its Subsidiaries to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower or (iii) dispositions expressly authorized by this Agreement.

            8.2.10.     STOCK   OF    SUBSIDIARIES.    Permit   any   of   its
Subsidiaries to issue any additional shares of its capital stock, except director's qualifying shares.

            8.2.11. BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis; PROVIDED, HOWEVER, that Revolving Credit Borrowers may make sales to the United States of America or any department, agency or instrumentality thereof, and may retain the sold goods on its premises if such goods have been approved by a government inspector having authority to approve such goods (hereinafter referred to as "GOVERNMENT BILL-AND-HOLD GOODS").

            8.2.12. RESTRICTED INVESTMENT. Make or have, or permit any of its Subsidiaries to make or have, any Restricted Investment.

            8.2.13. OPERATING LEASES. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $1,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

            8.2.14.     TAX  CONSOLIDATION.  File or  consent to the filing of
any   consolidated   income  tax  return  with  any  Person   other  than  its
Subsidiaries or another Borrower.

            8.2.15. COMPLIANCE WITH ASSIGNMENT OF CLAIMS ACT. Fail to expeditiously assign to Lender upon request of Lender after the occurrence of a Default or an Event of Default, in a manner satisfactory to Lender, the right of Technical Products to payment of all then existing and thereafter arising Accounts where the Account Debtor is the United States of America or any department, agency or instrumentality thereof, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss. 203 et seq.).

      8.3. SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing:

            8.3.1. FIXED CHARGE RATIO. Borrower shall maintain, on a Consolidated basis, as of the end of each fiscal quarter set forth below for the twelve calendar month period ending on such date, a Fixed Charge Ratio of not less than the ratio set forth below for each fiscal period indicated below:

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
                       PERIOD                         RATIO
             (i)  Twelve calendar month period    (i) 1.10 to 1.0
                  ending respectively on each of
                  March 31, 1998, June 30, 1998,
                  September 30, 1998,
                  and December 31, 1998

             (ii) Twelve calendar month period   (ii) 1.20 to 1.0
                  ending respectively on each of
                  March 31, 1999, June 30, 1999,
                  and September 30, 1999

             (iii) Twelve calendar               (iii) 1.40 to 1.0
                  month period ending
                  on December 31, 1999

             (iv) Twelve calendar month period   (iv) 1.50 to 1.0
                  ending respectively on each
                  of March 31, 2000, June 30,
                  2000, September 30, 2000,
                  and December 31, 2000

            8.3.2. INTEREST COVERAGE RATIO. Borrower shall achieve on a Consolidated basis, at the end of each fiscal quarter set forth below, for the twelve calendar month period ending on such date, an Interest Coverage Ratio equal to or greater than the ratio set forth below for the fiscal period corresponding thereto:

                         PERIOD                      RATIO
             (i)  Twelve calendar month         (i)  3.50 to 1.0
                  period ending respectively
                  on each of March 31, 1998,
                  June 30, 1998, September 30,
                  1998, December 31, 1998,
                  March 31, 1999, June 30, 1999
                  and September 30, 1999

             (ii) Twelve calendar month         (ii) 4.50 to 1.0
                  period ending respectively
                  on each of December 31, 1999,
                  March 31, 2000, June 30, 2000,
                  September 30, 2000, and
                  December 31, 2000

            8.3.3. ADJUSTED TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each fiscal quarter indicated below, on a Consolidated basis Adjusted Tangible Net Worth of not less than the amount shown below as of the date shown below:

                          DATE                    AMOUNT
             (i)   March 31, 1998, June 30,      (i)   $12,800,000
                   1998, and September 30,
                   1998
             (ii)  December 31, 1998, March      (ii)  $17,500,000
                   31, 1999, June 30, 1999,
                   and September 30, 1999
             (iii) December 31, 1999, March      (iii) $23,500,000
                   31, 2000, June 30, 2000,
                   and September 30, 2000
             (iv)  December 31, 2000             (iv)  $33,200,000

            8.3.4. TOTAL LIABILITIES TO EBITDA. Borrower shall maintain on a Consolidated basis, as of the last day of each fiscal quarter set forth below (the "CALCULATION DATE"), a ratio of (i) the Total Liabilities of Borrower on such Calculation Date, to (ii) Borrower's EBITDA for the twelve calendar month period ending on such Calculation Date, of not more than the ratio set forth below on the Calculation Date corresponding thereto:

                   CALCULATION DATE              RATIO
             (i)  March 31, 1998, June       (i)  5.00 to 1.0
                  30, 1998, and September
                  30, 1998
             (ii) December 31, 1998,         (ii) 4.00 to 1.0
                  March 31, 1999, June
                  30, 1999, and September
                  30, 1999
             (iii) December 31, 1999,        (iii) 3.00 to 1.0
                  March 31, 2000, June
                  30, 2000,

                  September 30, 2000,
                  and December 31, 2000

SECTION 9.  CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

      9.1. DOCUMENTATION. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

      9.2.  NO DEFAULT.  No Default or Event of Default shall exist.

      9.3. OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

      9.4. EVIDENCE OF PERFECTION AND PRIORITY OF LIENS IN COLLATERAL. Lender shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

      9.5. ARTICLES OF INCORPORATION. Lender shall have received a copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of such Borrower's incorporation.

      9.6. GOOD STANDING CERTIFICATES. Lender shall have received good standing certificates for each Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or ownership of its Property necessitates qualification.

      9.7. OPINION LETTERS. Lender shall have received a favorable, written opinion of counsel to Borrower, as to the transactions contemplated by this Agreement, to be in form and substance satisfactory to Lender and Lender's counsel, in their sole discretion.

      9.8. INSURANCE. Lender shall have received copies of the casualty insurance policies of Borrower, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee and copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured.

      9.9. DISBURSEMENT LETTER. Lender shall have received written instructions from Borrower directing application of proceeds of the initial Loans made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower, in form satisfactory to Lender.

      9.10. TITLE INSURANCE POLICIES. Lender shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policies to be delivered after the Closing Date), in standard ALTA form issued by a title insurance company satisfactory to Lender, each in an amount equal to not less than the fair market value of the real Property or leasehold interest, as the case may be, subject to the relevant Mortgage, insuring such Mortgage to create a valid Lien on all real Property and valid Liens on the leasehold interest described therein with no exceptions which Lender shall not have approved in writing.

      9.11. SURVEY. Lender shall have received all currently existing surveys in the possession of Borrower with respect to each parcel of real Property owned in fee by Borrower.

      9.12. DOMINION ACCOUNT. Lender shall have received the duly executed agreement establishing the Dominion Account with a financial institution acceptable to Lender for the collection or servicing of the Accounts.

      9.13. LANDLORD AGREEMENTS. Lender shall have received all landlord or warehouseman agreements with respect to all premises leased by Borrower and which are disclosed on EXHIBIT K hereto.

      9.14. CUSTOMER REFERENCE CHECKS. Lender shall have received a satisfactory reference check from such customers of Borrower as shall be required by Lender.

      9.15. NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

      9.16. STOCK PLEDGE AGREEMENTS. Lender shall have received a Stock Pledge Agreement, in form and substance satisfactory to Lender, duly executed by ATP, together with all the original stock certificates issued to ATP by each of Alcore, Technical Products, Marion, DeLand and Lincoln, and together with a stock power for each such stock certificate, duly executed in blank by ATP.

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      10.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

            10.1.1. PAYMENT OF NOTES. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Term Note or the Equipment Note on the due date of such installment.

            10.1.2. PAYMENT OF OTHER OBLIGATIONS. Borrower shall fail to pay any of the Obligations that are not evidenced by the Term Note or the Equipment Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

            10.1.3. MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower, any Subsidiary of any Borrower or Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to
SECTION 7.2 hereof.

            10.1.4. BREACH OF SPECIFIC COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 6.1.1, 6.2, 8.1.1, 8.1.3(I), (II), (III) OR (IV), 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

            10.1.5. BREACH OF OTHER COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in SECTION 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 5 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

            10.1.6. DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

            10.1.7. OTHER DEFAULTS. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

            10.1.8. UNINSURED LOSSES. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

            10.1.9.     ADVERSE  CHANGES.   There  shall  occur  any  material
adverse change in the financial condition or business prospects of the Loan Parties, taken as a whole.

            10.1.10. INSOLVENCY AND RELATED PROCEEDINGS. Any Loan Party shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Loan Party under the Bankruptcy Code (if against a Loan Party, the continuation of such proceeding for more than 30 days), or any Loan Party shall make any offer of settlement, extension or composition to such Loan Party's unsecured creditors generally.

            10.1.11. BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower or any Guarantor for a period which significantly affects such Borrower's or such Guarantor's capacity to continue its business, on a profitable basis; or any Borrower, any Subsidiary of any Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower or such Guarantor which could reasonably be expected to have a Material Adverse Effect; or any Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

            10.1.12. CHANGE OF OWNERSHIP. Either (i) ATP shall cease to own and control, beneficially and of record, 100% of the issued and outstanding capital stock of each of Alcore and Technical Products, (ii)Technical Products shall cease to own and control, beneficially and of record, 100% of the issued and outstanding capital stock of each of Marion, DeLand and Lincoln or (iii) EQUUS Capital Appreciation Fund L.P. shall cease to own and control, beneficially and of record, at least 15% of the issued and outstanding capital stock of ATP.

            10.1.13. ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

            10.1.14. CHALLENGE TO AGREEMENT. Any Borrower, any Subsidiary of any Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

            10.1.15. REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

            10.1.16. CRIMINAL FORFEITURE. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Borrower, any Subsidiary of Borrower or any Guarantor.

            10.1.17. JUDGMENTS. Any (i) money judgment is filed against any Borrower, any Subsidiary of any Borrower or any Guarantor or any of their respective Property, and such judgment shall remain unpaid, unsatisfied by insurance, and unstayed for more than 30 days, whether or not consecutive, or
(ii) writ of attachment or similar process is filed against any Borrower, any Subsidiary of any Borrower or any Guarantor, or any of their respective Property, and such writ of attachment or similar process is not bonded or secured in an amount and manner reasonably satisfactory to lender.

            10.1.18. DOMINION ACCOUNT. Borrower shall fail to maintain a Dominion Account or shall notify Lender that it intends to terminate its existing Dominion Account.

      10.2. ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with SECTION 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTION 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

      10.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

            10.3.1. All of the rights and remedies of a secured party under the Code or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

            10.3.2. The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, then Borrower agrees not to charge Lender for storage thereof).

            10.3.3. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower shall remain jointly and severally liable to Lender therefor.

            10.3.4. The right to exercise all of Lender's rights and remedies under the Mortgage with respect to any real Property forming a part of the Collateral.

Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

            10.3.5. Lender may, at its option, require Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Out-of-Formula Condition is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

      10.4. REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11.  MISCELLANEOUS

      11.1 THE TERM "BORROWER" OR BORROWERS". All references to "Borrower" or "Borrowers" herein shall refer to and include each of ATP, Alcore, Technical Products, Marion, DeLand and Lincoln separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them. Any notice, request, consent, report or other information or agreement delivered to Lender by any Borrower shall be deemed to be ratified by, consented to and also delivered by the other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of "Borrower" or "Borrowers" under this Agreement and the other Loan Documents shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly, or against each Borrower separately. Without limiting the terms of this Agreement and the other Loan Documents, security interests granted under this Agreement and other Loan Documents in properties, interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term "Obligations" shall include, without limitation, all obligations, liabilities and indebtedness of such corporations, or any one of them, to Lender, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual.

      11.2. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

            11.2.1. At such time or times as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

            11.2.2. At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine:
(i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

      11.3. INDEMNITY. BORROWER HEREBY INDEMNIFIES, HOLDS HARMLESS, AND SHALL DEFEND LENDER AND ITS DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, COSTS, EXPENSES, SUITS, ACTIONS AND PROCEEDINGS ("LOSSES") EVER SUFFERED OR INCURRED BY ANY INDEMNIFIED PERSON ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LOSSES CAUSED BY THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY (I) LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR (II) LOSSES SUFFERED BY ANY INDEMNIFIED PERSON AS THE RESULT OF ANY ACTION, SUIT OR PROCEEDING INSTITUTED AGAINST SUCH INDEMNIFIED PERSON BY ANOTHER INDEMNIFIED PERSON, AND BORROWER SHALL REIMBURSE LENDER AND EACH OTHER INDEMNIFIED PERSON FOR ANY EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS, REGARDLESS OF WHETHER LENDER OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST LENDER OR ANY OTHER INDEMNIFIED PERSON BY ANY PERSON UNDER

ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. BORROWER MAY SELECT COUNSEL WITH RESPECT TO ANY LOSSES; PROVIDED, HOWEVER, EACH INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO MONITOR THE PROGRESS OF ANY CLAIMS, SUITS AND ADMINISTRATIVE PROCEEDINGS DEFENDED BY BORROWER HEREUNDER WITH COUNSEL OF SUCH INDEMNIFIED PERSON'S CHOICE, OR CONDUCT ITS DEFENSE THROUGH COUNSEL OF SUCH INDEMNIFIED PERSON'S CHOICE, IN THE EVENT THAT (I) SUCH INDEMNIFIED PERSON DETERMINES IN GOOD FAITH THAT THE CONDUCT OF ITS DEFENSE BY BORROWER COULD BE MATERIALLY PREJUDICIAL TO SUCH INDEMNIFIED PERSON'S INTERESTS OR THAT OTHER REASONABLE GROUNDS EXIST WHICH DEMONSTRATE A LACK OF EFFECTIVENESS OR HIGH LEVEL OF QUALITY IN THE CONDUCT OF SUCH DEFENSE BY BORROWER, AND (II) PRIOR TO RETAINING SUCH COUNSEL FOR SUCH PURPOSE, SUCH INDEMNIFIED PERSON SHALL CONSULT WITH BORROWER AND SHALL ATTEMPT IN GOOD FAITH TO AGREE UPON COUNSEL TO CONDUCT THE DEFENSE ON BEHALF OF BORROWER AND SUCH INDEMNIFIED PERSON, AND IN EACH CASE THE FEES AND DISBURSEMENTS OF SUCH COUNSEL SHALL BE PAID BY BORROWER; PROVIDED, HOWEVER, THAT IF SUCH MUTUAL AGREEMENT IS NOT REACHED WITHIN A REASONABLE TIME ON SELECTING COUNSEL, THEN SUCH INDEMNIFIED PERSON MAY RETAIN ITS OWN COUNSEL AT BORROWER'S EXPENSE. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, THE OBLIGATION OF BORROWER UNDER THIS SECTION 11.3 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

      11.4. MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee.

      11.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.6. SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under SECTION 11.4 hereof.

      11.7. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in SECTION 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      11.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      11.9 NOTICE. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmissions and shall be deemed to have been validly served, given or delivered immediately when delivered against receipt or one (1) Business Day after deposit in the U.S. mail, postage prepaid, or with an overnight courier or in the case of facsimile transmission, when sent, answerback received, in each case addressed as follows:

            If to Lender:     Fleet Capital Corporation
                              2711 North Haskell Avenue
                              Suite 2100, LB 21
                              Dallas, Texas 75204
                              Attention: Loan Administration Manager
                              Facsimile No.: (214) 828-6530

            With a copy to:   Patton Boggs, L.L.P.
                              2200 Ross Avenue, Suite 900
                              Dallas, Texas 75201
                              Attention: Larry A. Makel, Esq.
                              Facsimile No.: (214) 871-2688

            If to Borrower:   Advanced Technical Products, Inc.
                              3353 Peachtree Road, Suite 920
                              Atlanta, Georgia 30326

                              Attention: Garrett L. Dominy
                              Facsimile No.: (404) 231-7277

            With a copy to:   Gardere & Wynne, L.L.P.
                              Thanksgiving Tower
                              1601 Elm Street, Suite 3000
                              Dallas, Texas 75201
                              Attention: Barry D. Drees, Esq.
                              Facsimile No.: (214) 999-4667

or to such other address as each party may designate for itself by notice given in accordance with this SECTION 11.9; PROVIDED, HOWEVER, that any notice, request or demand to or upon Lender pursuant to SECTION 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

      11.10. LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion.

      11.11. CREDIT INQUIRIES. Each Borrower hereby authorizes and permits Lender (but Lender shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

      11.12. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      11.13. ENTIRE AGREEMENT; APPENDIX A AND EXHIBITS AND SCHEDULES. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the Exhibits and Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

      11.14. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      11.15. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, DALLAS COUNTY, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      11.16. WAIVERS BY BORROWER. BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      11.17 WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (I) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (II) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

            BORROWER HAS READ AND UNDERSTANDS
            SECTION 11:17:  __________ (INITIALS OF ATP)
                            __________ (INITIALS OF ALCORE)
                            __________ (INITIALS OF TECHNICAL PRODUCTS)
                            __________ (INITIALS OF MARION)
                            __________ (INITIALS OF DELAND)
                            __________ (INITIALS OF LINCOLN)

      11.18 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      11.19 NONAPPLICABILITY OF CHAPTER 346 OF THE TEXAS FINANCE CODE. Borrower and Lender hereby agree that, except for SECTION 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

      11.20 CERTAIN MATTERS OF CONSTRUCTION. All references to statutes and related regulations in this Agreement, the Other Agreements and the Security Agreements shall include any amendments of same and any successor statutes and regulations. All references in this Agreement, the Other Agreements and the Security Agreements to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

      11.21 RELEASE. EACH ORIGINAL BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE ORIGINAL LOAN DOCUMENTS, SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF LENDER'S EXECUTION AND DELIVERY OF THIS AGREEMENT.

      11.22. AMENDMENT AND RESTATEMENT. This Agreement is given in amendment, restatement, renewal and extension (and not in extinguishment or satisfaction) of the Original Loan Agreement and, to the extent applicable, the Original Loan Documents. With respect to matters relating to the period prior to the date hereof, all the provisions of the Original Loan Agreement and, to the extent applicable, the Original Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning of this Agreement.

                                 BORROWER:

                                 ADVANCED TECHNICAL PRODUCTS, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President


                                  ALCORE, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President

                                 TECHNICAL PRODUCTS GROUP, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President

                                 MARION PROPERTIES, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President


                                 DELAND PROPERTIES, INC.


                                  By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President

                                 LINCOLN PROPERTIES, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President


                                 ACCEPTED IN DALLAS, DALLAS COUNTY, TEXAS:

                                 LENDER:

                                 FLEET CAPITAL CORPORATION


                                 By:   /s/ HANCE G. VANBEBER
                                           Hance G. VanBeber
                                           Portfolio Manager

                                   APPENDIX A

                               GENERAL DEFINITIONS

      When used in the Amended and Restated Loan and Security Agreement dated as of March 27, 1998, by and among Fleet Capital Corporation, Advanced Technical Products, Inc., Alcore, Inc., Technical Products Group, Inc., Marion Properties, Inc., DeLand Properties, Inc. and Lincoln Properties, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

            ACCOUNTS - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

            ADJUSTED NET EARNINGS FROM OPERATIONS - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statement of Borrower supplied to Lender pursuant to SECTION 8.1.3 of the Agreement, but excluding:

                  (i) any gain or loss arising from the sale of capital assets;

                  (ii) any gain arising from any write-up of assets;

                  (iii) earnings of any Subsidiary of a Borrower accrued prior to the date it becomes a Subsidiary;

                  (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by a Borrower, realized by such corporation prior to the date of such acquisition;

                  (v) net earnings of any business entity (other than a
            Subsidiary of a Borrower) in which such Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash contributions;

                  (vi) any portion of the net earnings of any Subsidiary of a
            Borrower which for any reason is unavailable for payment of dividends to such Borrower;

                  (vii) the earnings of any Person to which any assets of a
            Borrower shall have been sold, transferred or disposed of, or into which such Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transactions;

                  (viii) any gain arising from the acquisition of any Securities of a Borrower;

                  (ix) any gain arising from extraordinary or non-recurring
            items;

                  (x) any deferred debt issue costs relating specifically to the refinancing of Borrower's Indebtedness to FINOVA Capital Corporation; and

                  (xi) any debt issue costs expensed as an extraordinary item related to the refinancing with Lender.

            ADJUSTED TANGIBLE ASSETS - all assets except: (i) any surplus resulting from any write-up of assets subsequent to April 28, 1995; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

            ADJUSTED TANGIBLE NET WORTH - at any date means a sum equal to:

                  (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, MINUS

                  (ii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

            AFFILIATE - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

            AGREEMENT - the Amended and Restated Loan and Security Agreement referred to in the first sentence of this APPENDIX A, all Exhibits and Schedules thereto and this APPENDIX A, as amended, renewed, extended and restated from time to time.

            APPLICABLE ANNUAL RATE - as defined in SECTION 2.1.1 of the
      Agreement.

            APPLICABLE LAW - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

            APPLICABLE MARGIN - shall mean the following percentages determined as a function of the Applicable Margin Ratio as set forth on the most recent and timely Compliance Certificate delivered to Lender by Borrower:

                                                         LIBOR MARGIN FOR
                                       LIBOR MARGIN FOR    TERM LOAN AND
              APPLICABLE MARGIN        REVOLVING CREDIT   EACH EQUIPMENT
                    RATIO                   LOANS              LOAN
        -------------------------------------------------------------------
        Greater than 3.50 to 1.00           2.25%              2.75%
        -------------------------------------------------------------------
        Greater than 3.25 to 1.00           2.00%              2.50%
        but equal to or less than
        3.50 to 1.00
        -------------------------------------------------------------------
        Greater than 3.00 to 1.00           1.75%              2.25%
        but equal to or less than
        3.25 to 1.00
        -------------------------------------------------------------------
        Greater than 2.75 to 1.00           1.50%              2.00%
        but equal to or less than
        3.00 to 1.00
        -------------------------------------------------------------------
        Greater than 2.50 to 1.00           1.25%              1.75%
        but equal to or less than
        2.75 to 1.00
        -------------------------------------------------------------------
        Less than 2.50 to 1.00              1.00%              1.50%
        -------------------------------------------------------------------

The Applicable Margin Ratio shall be determined as of the end of each fiscal quarter of Borrower, for the twelve-month period ending on such date, from the monthly financial statements of Borrower most recently delivered to Lender together with a Compliance Certificate in accordance with SECTION 8.1.3(II) hereof; PROVIDED, HOWEVER, that the Applicable Margin shall not be greater than 2.00% with respect to Revolving Credit Loans and 2.50% with respect to the Term Loan and any Equipment Loans at any time during the period from the Closing Date through June 30, 1998. Any change in the Applicable Margin after the date that the Borrower delivers its quarter-end monthly financial statements and related Compliance Certificate to Lender pursuant to SECTION 8.1.3(II) shall be effective upon the date of receipt of such by Lender. If Borrower fails to deliver a Compliance Certificate by the date required pursuant to SECTION 8.1.3(II) hereof, each applicable LIBOR margin shall be conclusively presumed to equal to the highest applicable LIBOR margin specified in the pricing table set forth above until the date of delivery of the Compliance Certificate.

            APPLICABLE MARGIN RATIO - at any date of determination, means the ratio of (i) the total Funded Indebtedness of Borrower at such date of determination to (ii) the sum of (a) Borrower's EBITDA for the twelve-month period ending on such date of determination, minus (b) Borrower's Capital Expenditures during the twelve-month period ending on such date of determination (but only to the extent such Capital Expenditures are not financed by Equipment Loans hereunder or borrowings under any other financing arrangement otherwise permitted hereunder).

            ASSET PURCHASE AGREEMENT - the Asset Purchase Agreement, dated as of November 23, 1994, executed by TPG Holdings, Inc. and Brunswick, as amended from time to time.

            AVAILABILITY - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

            AVERAGE MONTHLY REVOLVING CREDIT BALANCE - the amount obtained by adding the aggregate unpaid balance of Revolving Credit Loans and the LC Amount at the end of each day during the month in question and by dividing such sum by the number of days in such month.

            BANK - Fleet National Bank, and its successors or assigns.

            BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

            BASE RATE LOAN - a Loan which bears interest based upon the Base
      Rate.

            BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

                  (a)   Total Revolving Credit Facility; or

                  (b)   an amount equal to:

                        (i)   up  to  85%  of  the  net  amount  of   Eligible
                  Accounts outstanding at such date;

                                      PLUS

                        (ii) the lesser of (A) $10,000,000 or (B) up to 50% of
                  the value of Eligible Inventory at such date;

                         MINUS (subtract from the sum of
                           CLAUSES (A) and (B) above)

                  (c) the sum of (i) the LC Amount, PLUS (ii) the amount of any reserves established by Lender pursuant to SECTION 1.1.1 at such date.

            For purposes of CLAUSE (B)(I) hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or sales, excise or withholding taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

      For purposes of CLAUSE (B)(II) above, the value of Eligible Inventory on a date shall be calculated on the basis of the lower of cost or market. Cost shall be calculated on a first-in, first-out basis.

            BRUNSWICK - Brunswick Corporation, a Delaware corporation.

            BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the state of Texas or is a day on which banking institutions located in such state are closed.

            CAPITAL EXPENDITURES - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

            CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            CLOSING DATE - the date on which all of the conditions precedent in
      SECTION 9 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

            CODE - the Uniform Commercial Code as adopted and in force in the state of Texas, as from time to time in effect.

            COLLATERAL - all of the Property and interests in Property described in SECTION 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

            COLLATERAL ASSIGNMENT OF LEASES - each respective collateral assignment of lease to be executed by Technical Products, in favor of Lender and by which Technical Products shall grant and convey to Lender, as security for the Obligations, an assignment of Technical Products' leasehold interest in all the real Property covered by the Mortgages, which collateral assignment shall be consented to by the fee owner of such real Property.

            CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

            CURRENT ASSETS - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

            DATED ASSETS - as defined in SECTION 1.5 of the Agreement.

            DATED LIABILITIES - as defined in SECTION 1.5 of the Agreement.

            DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

            DEFAULT RATE - as defined in SECTION 2.1.2 of the Agreement.

            DISTRIBUTION - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

            DOLLARS AND THE SIGN "$" - lawful money of the United States of America.

            DOMINION ACCOUNT - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

            EBITDA - for any fiscal period of Borrower, means the sum of (i) Adjusted Net Earnings from Operations for such period, PLUS (ii) accrued taxes for such period, PLUS (iii) Interest Expense for such period, PLUS
      (iv) depreciation and amortization for such period.

            ELIGIBLE ACCOUNT - an Account arising in the ordinary course of any Revolving Credit Borrower's business from the sale of goods or rendition of services which is payable in Dollars and which Lender, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by any Revolving Credit Borrower to a Subsidiary or an Affiliate of such Revolving Credit Borrower or to a Person controlled by an Affiliate of such Revolving Credit Borrower; (ii) it is due or unpaid more than 90 days after the original invoice date; (iii) with respect to any contract between any Revolving Credit Borrower and any Account Debtor, 20% or more of the Accounts owing under such Contract are not deemed Eligible Accounts hereunder; (iv) (a) with respect to any Account Debtor other than McDonnell Douglas Corp., Lockheed Martin Corp., Boeing Co. or the United States of America (or any department, agency or instrumentality thereof), the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess or (b) with respect to any contract between any Revolving Credit Borrower and McDonnell Douglas Corp., Lockheed Martin Corp., Boeing Co. or the United States of America (or any department, agency or instrumentality thereof), the total unpaid Accounts owing under any such contract exceeds 20% of the net amount of all Eligible Accounts, to the extent of such excess; (v) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; (vi) the Account Debtor is also a Revolving Credit Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Revolving Credit Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, PROVIDED THAT, in any event, the Accounts of such Account Debtor shall be ineligible only to the extent of the amount owing by Borrower to such creditor or supplier or to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (vii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the proceedings in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; (viii) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States or Canada, unless the sale is backed by an irrevocable letter of credit issued or confirmed by Bank and is in form and substance acceptable to Lender, payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States; (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis (unless such sale is a Government Bill-and-Hold Sale); (x)
      (a) a Default has occurred hereunder and the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Revolving Credit Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 ET SEQ.) or (b) thE Account Debtor is a state, county or municipality, or a political subdivision or agency thereof, which is subject to any Applicable Law that would disallow an assignment of Accounts on which it is the Account Debtor; (xi) the Account Debtor is located in New Jersey, Minnesota, Indiana, West Virginia or any other state imposing similar conditions on the right of a creditor to collect accounts receivable unless the applicable Revolving Credit Borrower has either qualified to transact business in such state as a foreign corporation or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xii) the Account is subject to a Lien other than a Permitted Lien; (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Revolving Credit Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale (unless such sale is a Government Bill-and-Hold Sale); (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (xv) any Revolving Credit Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xvi) any Revolving Credit Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; (xvii) the Account is billed on a progress basis or on the basis of the stage of completion (unless such Account is a "Milestone Billing"); or (xviii) that portion of an Account which is an incurred costs billing account governed by the Federal Acquisition Regulations.

            ELIGIBLE INVENTORY - such Inventory of Revolving Credit Borrowers (other than packaging materials and supplies) which Lender, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory UNLESS: (i) it is raw materials or finished goods; (ii) it is in good, new and salable condition; (iii) it is not slow-moving, obsolete or unmerchantable; (iv) it meets all standards imposed by any governmental agency or authority; (v) it conforms in all respects to the warranties and representations set forth in this Agreement; (vi) it is at all times subject to Lender's duly perfected, first priority Lien and no other Lien except a Permitted Lien; (vii) it is situated at a location in compliance with this Agreement and is not in transit or outside the continental United States; and (viii) it is not subject to progress payment offsets. For purposes hereof, in no event shall Eligible Inventory include raw materials that have been entered into work in process or to which any manufacturing, improvement or value adding process has occurred or raw materials associated with incurred costs billing programs.

            ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety or environmental matters.

            EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

            EQUIPMENT LOAN - the Loans to be made by Lender to Borrower pursuant to SECTION 1.2.2 of the Agreement.

            EQUIPMENT NOTE - the Amended and Restated Equipment Promissory Note to be executed by Borrower, in favor of Lender, as provided in SECTION
      1.2.2 of the Agreement, which shall be in the form of EXHIBIT A-2 to the Agreement.

            ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

            EURODOLLAR LOAN - a Loan which bears interest based upon LIBOR.

            EVENT OF DEFAULT - as defined in SECTION 10.1 of the Agreement.

            EXCESS INTEREST - as defined in SECTION 2.1.3(B) of the Agreement.

            FIXED CHARGE RATIO - for any fiscal period means, the ratio of (i) an amount equal to (a) the sum of (1) Adjusted Net Earnings from Operations for such period, (2) Interest Expense for such period, (3) depreciation and amortization for such period, and (4) the incentive compensation expense accrual for such period (net of income taxes), MINUS
      (b) the sum of (1) Capital Expenditures incurred during such period and not financed by Equipment Loans hereunder or by borrowings under any other financing arrangement otherwise permitted hereunder, and (2) the incentive compensation actually paid in cash during such period (net of income taxes), to (ii) Fixed Charges of Borrower for such period.

            FIXED CHARGES - for any fiscal period means the sum of (i) scheduled principal payments required to be made during such period in respect to Indebtedness and (ii) Interest Expense for such period.

            FUNDED INDEBTEDNESS - as of the date of determination of Funded
      Indebtedness: (i) all Obligations of Borrower (without duplication); (ii) all outstanding Subordinated Debt; and (iii) all Capitalized Lease Obligations.

            GAAP - generally accepted account principles in the United States of America in effect from time to time.

            GENERAL INTANGIBLES - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

            GOVERNMENT BILL-AND-HOLD SALE - As defined in SECTION 8.2.11 of the Agreement.

            GUARANTOR - Any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

            GUARANTY AGREEMENT - collectively, any and all the Continuing Guaranty Agreements which are to be executed by a Guarantor in form and substance satisfactory to Lender, including, without limitation, the Guaranty Agreements to be executed on or before the Closing Date by each of ATP and Alcore in favor of Lender.

            INDEBTEDNESS - as applied to a Person means, without duplication:
      (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrower (without duplication), the Obligations.

            INDEMNIFIED PERSONS - as defined in SECTION 11.3 of the Agreement.

            INTEREST COVERAGE RATIO - with respect to any period of determination, the ratio of (i) an amount equal to the sum of (a) Adjusted Net Earnings From Operations for such period, (b) accrued taxes for such period, and (3) Interest Expense for such period, to (ii) Interest Expense for such period, all as determined in accordance with GAAP.

            INTEREST EXPENSE - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP PLUS Letter of Credit and LC Guaranty fees owing for such period.

            INVENTORY - all of Borrower's inventory, whether now owned or hereafter acquired, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

            LC AMOUNT - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

            LC GUARANTY - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

            LETTER OF CREDIT - any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower.

            LIBOR - with respect to a Eurodollar Loan for the relevant LIBOR Interest Period, a rate per annum equal to the quotient of the following:
      (i) the rate at which deposits in U.S. dollars in immediately available funds are offered by Lender or Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the Eurodollar Loan and having a maturity approximately equal to the LIBOR Interest Period, DIVIDED BY (ii) the difference of one (1) MINUS the Reserve Requirement.

            LIBOR INTEREST PERIOD - with respect to a Eurodollar Loan, a period of one (1), two (2), or three (3) months commencing on a Business Day selected by Borrower pursuant to this Agreement; PROVIDED, THAT (i) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day; and
      (ii) any LIBOR Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall, subject to CLAUSES (III) below and (I) above, end on the last Business Day of a calendar month; and (iii) any LIBOR Interest Period which would otherwise end after the termination of the Agreement, shall end on the termination of the Agreement. No LIBOR Interest Period for the Term Loan or an Equipment Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of principal on the Term Note or the Equipment Note, as the case may be, unless the sum of the aggregate Revolving Credit Loans consisting of Base Rate Loans equals or exceeds the principal amount required to be paid on the Term Note or the Equipment Note, as the case may be, on such date.

            LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            LOAN ACCOUNT - the loan account established on the books of Lender pursuant to SECTION 3.5 of the Agreement.

            LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

            LOAN PARTY - Borrower, each Guarantor and each other Person (other than Lender) who is at any time a party to any Loan Document.

            LOANS - all loans and advances of any kind made by Lender pursuant to the Agreement.

            LOSSES - as defined in SECTION 11.3 of the Agreement.

            MATERIAL ADVERSE EFFECT - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) or business prospects of Borrower, or any Subsidiary; (b) has any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (c) has or may be reasonably expected to have any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or any material part thereof or the priority of such Liens; (d) materially impairs the ability of Borrower to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or (e) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

            MAXIMUM LEGAL RATE - as defined in SECTION 2.1.3(A) of the
      Agreement.

            MONEY BORROWED - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under CLAUSES (I) through (III) hereof, if owed directly by Borrower.

            MORTGAGES - each respective mortgage or deed of trust to be executed by Borrower, in favor of Lender, and by which Borrower shall grant and convey to Lender, as security for the Obligations, a Lien upon all the real Property owned in fee by Borrower, including, without limitation, the real Property owned in fee (i) by Marion and located at (a) 325 Brunswick Lane, Marion, Virginia, (b) 1400 Industrial Road, Marion, Virginia and (c) 101 and 150 Johnston Road, Marion, Virginia, (ii) by DeLand and located at 2000 Brunswick Lane, DeLand, Florida, (iii) by Lincoln and located at (a) 4300 Industrial Avenue, Lincoln, Nebraska and (b) 4131 N. 48th Street, Lincoln, Nebraska, (iv) by Alcore and located at 1324 Brass Mill Road, Harford County, Maryland.

            MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

            NEW BORROWERS - individually, collectively, and joint and severally, ATP and Alcore.

            OBLIGATIONS - all Loans, and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

            ORIGINAL BORROWERS - as defined in the recitals of the Agreement.

            ORIGINAL BORROWER OBLIGATIONS - as defined in SECTION 1.7 of the Agreement.

            ORIGINAL LOAN AGREEMENT - as defined in the recitals of the Agreement.

            ORIGINAL LOAN DOCUMENTS - the Original Loan Agreement and all other documents evidencing, governing, securing or otherwise pertaining to the Loans advanced under the Original Loan Agreement and the Original Term Note.

            ORIGINAL TERM - as defined in SECTION 4.1 of the Agreement.

            ORIGINAL TERM LOAN - as defined in SECTION 1.2.1 of the Agreement.

            ORIGINAL TERM NOTE - the Secured Promissory Note, dated December 27, 1996, in the principal amount of $14,000,000, executed by Original Borrowers and payable to the order of Lender.

            OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

            OUT-OF-FORMULA CONDITION - at any date of determination thereof, a condition such that the outstanding principal amount of Revolving Credit Loans PLUS the LC Amount on such date exceeds the Borrowing Base on such date.

            PARTICIPANT - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

            PERMITTED LIEN - a Lien of a kind specified in SECTION 8.2.5 of the Agreement.

            PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $500,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

            PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

            PLAN - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

            PROPERLY CONTESTED - in the case of any Indebtedness of a Loan Party (including any Taxes) that is not paid as and when due or payable by reason of such Loan Party's bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (i) such Indebtedness and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Loan Party; (iv) no Lien is imposed upon any of such Loan Party's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable

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      state law); (v) if the Indebtedness results from the entry, rendition or issuance against a Loan Party or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed or bonded pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely to such Loan Party, such Loan Party forthwith pays such Indebtedness and all penalties and interest in connection therewith.

            PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

            PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            RENTALS - as defined in SECTION 8.2.13 of the Agreement.

            REPORTABLE EVENT - any of the events set forth in Section 4043(b) of ERISA.

            RESERVE REQUIREMENT - at any date of determination, that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to eurocurrency liabilities or eurocurrency funding. Each determination by Lender of the Reserve Requirement shall be provided to Borrower and, in the absence of manifest error, be conclusive and binding. Any Reserve Requirement shall be determined in accordance with Lender's customary practice and applied on a consistent basis.

            RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

                  (ii) Property to be used in the ordinary course of business;

                  (iii) Current Assets arising from the sale of goods and
            services in the ordinary course of business of Borrower and its Subsidiaries;

                  (iv) investments in direct obligations of the United States of
            America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

            REVOLVING CREDIT BORROWERS - individually, collectively, and joint and severally, ATP, Alcore and Technical Products.

            REVOLVING CREDIT LOAN - a Loan made by Lender as provided in SECTION
      1.1 of the Agreement.

            SCHEDULE OF ACCOUNTS - as defined in SECTION 6.2.1 of the Agreement.

            SECURITY - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

            SECURITY DOCUMENTS - the Guaranty Agreement, the Mortgages, the Collateral Assignments of Leases, the Stock Pledge Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

            SOLVENT - as to any Person, such Person (i) owns Property whose fair salable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

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
            STOCK PLEDGE AGREEMENTS - that certain (i) Stock Pledge Agreement, executed by ATP on or before the Closing Date, whereby ATP grants to Lender a first priority Lien in all the issued and outstanding capital stock of each Alcore and Technical Products, to be in form and substance satisfactory to Lender, and (ii) Stock Pledge Agreement, executed by Technical Products on or before the Closing Date, whereby Technical Products grants to Lender a first priority Lien in all the issued and outstanding capital stock of each of Marion, DeLand and Lincoln, to be in form and substance satisfactory to Lender.

            SUBORDINATED DEBT - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender.

            SUBSIDIARY - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

            TAXES - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

            TERM LOAN - the Loan described in SECTION 1.2.1 of the Agreement.

            TERM NOTE - the Amended and Restated Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of EXHIBIT A-1 to the Agreement.

            TOTAL CREDIT FACILITY - $48,000,000.

            TOTAL LIABILITIES - at any date means all amounts properly classified as liabilities on a balance sheet at such date in accordance with GAAP, plus all reserves for contingencies and all other potential liabilities for which no reserves have previously been established on such balance sheet, to the extent such amounts are not already classified as liabilities in accordance with GAAP.

            TOTAL REVOLVING CREDIT FACILITY - $27,000,000.

            VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

      CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. Wherever the phrase "including" shall appear in the Agreement, such word shall be understood to mean "including, without limitation."

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                                      A-18

      IN WITNESS WHEREOF, this Appendix has been duly executed in Dallas, Dallas County, Texas, on March 31, 1998.

                                 BORROWER:

                                 ADVANCED TECHNICAL PRODUCTS, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President


                                  ALCORE, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President

                                 TECHNICAL PRODUCTS GROUP, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President

                                 MARION PROPERTIES, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President


                                 DELAND PROPERTIES, INC.


                                  By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President

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
                                 LINCOLN PROPERTIES, INC.


                                 By:   /s/ GARRETT L. DOMINY
                                           Garrett L. Dominy
                                           Executive Vice President


                                 ACCEPTED IN DALLAS, DALLAS COUNTY, TEXAS:

                                 LENDER:

                                 FLEET CAPITAL CORPORATION


                                 By:   /s/ HANCE G. VANBEBER
                                           Hance G. VanBeber
                                           Portfolio Manager

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